UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

        Date of Report (Date of earliest event reported) March 2, 2009

EFOODSAFETY.COM, INC.

(Exact name of registrant as specified in its charter)

Nevada                     333-68008                   62-1772151

(State or other jurisdiction (Commission                (IRS Employer

of incorporation)              File Number)             Identification No.)

1971 Old Cuthbert Road

Cherry Hill, New Jersey 08034

(Address of principal executive offices) (Zip Code)

 Registrant's telephone number, including area code (856) 354-0707

N/A

(Former name or former address, if changed since last report.)

Check  the  appropriate  box  below  if the  Form  8-K  filing  is  intended  to simultaneously  satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR

230.425)

[ ] Soliciting  material  pursuant to Rule 14a-12 under the Exchange Act (17 CFR

240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange

Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange

Act (17 CFR 240.13e-4(c))

ITEM 2.01 COMPLETION OF ACQUISITION OR DISPOSITION OF ASSETS.

On January 12, 2009, eFoodsafety.com (“eFood”) and Freedom2 Holdings, Inc. (“Freedom2”) entered into a Share Exchange agreement (“Agreement”) pursuant to which eFood has agreed to acquire 100% of the issued and outstanding securities of Freedom2 from Freedom2 shareholders in exchange for the issuance of 48,205,000 shares of eFood restricted common stock, par value $.0001 per share. The closing of this acquisition occurred on March 2, 2009.

Description of business

Freedom2 is a privately held corporation organized under the laws of the State of Delaware and a holding company operating through wholly owned subsidiaries.  Freedom2 and subsidiaries are the first company to engineer and patent a permanent, but more easily removable ink for tattoos and permanent cosmetics.

ITEM 3.02 UNREGISTERED SALES OF EQUITY SECURITIES

On March 2, 2009 (“Closing Date”), in connection with the Share Exchange Agreement with Freedom2, as discussed in Item 2.01, the company agreed to issue forty eight million two hundred five thousand shares of restricted common stock to Freedom2 in exchange for one hundred percent (100%) of Freedom’s outstanding shares. The shares issued were valued at Fair Market Value and were issued without registration in reliance upon the exemption provided by Section 4(2) of the Securities Act of 1933 and/or Regulation D.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS

(a) Financial Statements of Business Acquired.

The financial statements required by Rule 3-05(b) of Regulation S-X will be filed by amendment to this Current Report on Form 8-K no later than May 14, 2009.

(b) Pro Forma Financial Information.

The pro forma financial information required pursuant to Article 11 of Regulation S-X will be filed by amendment to this Current Report on Form 8-K no later than May 14, 2009.

SIGNATURES

      Pursuant to the  requirements of the Securities  Exchange Act of 1934, the registrant  has duly  caused  this  report  to be  signed  on its  behalf by the undersigned hereunto duly authorized.

 EFOODSAFETY.COM, INC.

              (Registrant)

Date: March 3, 2009

/s/ Patricia Gruden

Patricia Gruden

Chief Executive Officer